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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Appendix A

MAGNETEK, INC.
AUDIT COMMITTEE CHARTER
(Restated as of January 29, 2003)

1.
Name

        There shall be a committee of the Board that shall be called the Audit Committee.

2.
Purpose

        The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors and shall monitor the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function.

3.
Membership.

        The Board of Directors shall appoint an Audit Committee of at least three members. Each member shall satisfy the independence requirements for New York Stock Exchange listed companies and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. The Chairperson of the Audit Committee shall have accounting or related financial management expertise. Director's fees are the only compensation that an Audit Committee member may receive from the Company.

        The Board shall appoint the members of the Audit Committee annually, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer. The members of the Audit Committee shall serve until their successors are appointed and qualify. The Board shall designate the Chairman of the Audit Committee. The Board shall have the power at any time to change the membership of and fill vacancies on the Committee, subject to the independence, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the New York Stock Exchange, the Audit Committee shall fix its own rules of procedure.

4.
Authority and Responsibilities.

        The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Committee. Specifically, the Committee shall have the following authority and responsibilities:

        (i)    The Audit Committee shall have the sole authority to appoint or replace the independent auditors, subject to shareholder ratification, and shall approve all audit engagement fees and terms and all non-audit engagements of the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) and the independent auditors shall report directly to the Audit Committee. The Committee shall ensure that the lead audit partner and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and shall consider rotation of the firm of independent auditors as well.

        (ii)   The Committee shall review and discuss with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent auditors and the Company's response to the letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants' activities or on access to requested information and management's response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases using "pro forma" or "adjusted" non-GAAP information, and financial information and earnings guidance provided to analysts.

        (iii)  At least annually, obtain and review the independent auditor's written statement concerning any non-audit relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Boards Standard No. 1.

        (iv)  Review and discuss with management and the independent auditors the Company's quarterly and annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the matters required to be discussed pursuant to any relevant Statement on Auditing Standards, including, but not limited to, No. 61, prior to the filing of Forms 10-Q and 10-K, including the results of the independent auditor's reviews of the quarterly and annual financial statements and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

        (v)   Discuss with the independent auditors any communications between the audit team and the firm's national office respecting auditing and accounting issues presented by the engagement.

        (vi)  Discuss with management and the independent auditors any accounting adjustments noted or proposed by the auditors, including any adjustments passed, as immaterial or otherwise.

        (vii) Obtain and review a report from the independent auditors at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review or peer review of the firm or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm (c) any steps taken to resolve any such issues, and (d) all relationships between the auditors and the Company. Evaluate the qualifications, performance and independence of the auditors, including a review and evaluation of the lead partner, and taking into account the opinions of management and the Company's internal auditors.

        (viii) Establish and recommend for Board approval, policies for hiring employees or former employees of the independent auditor firm who were engaged on the Company's account, taking into consideration the restriction against the CEO, controller, CFO or Chief Accounting Officer to have participated in the audit as an employee of the independent auditor during the preceding one-year period.

        (ix)  Review the adequacy of the Company's internal audit plan, responsibilities, budget and staffing, including the appointment, reassignment or dismissal of the director of internal audit. Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

        (x)   Establish and monitor the implementation of procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        (xi)  Review disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations as required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

        (xii) Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent auditors any information with respect to illegal acts in accordance with Section 10A. Review at least annually the exceptions noted in the reports to the Audit Committee by the internal auditors and the independent outside auditors and the progress made in responding to the exceptions.

        (xiii) Review and discuss with management the Company's material contingent liabilities and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        (xiv) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        (xv) At least annually, review the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board for approval and review the Committee's performance.

        (xvi) To the extent it deems necessary or appropriate, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee and assist it in carrying out its duties, and to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

        (xvii) Meet periodically, but not less than annually, with members of management, the internal auditors and the independent outside auditors in separate executive sessions.

        (xviii) Report regularly to the Board and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

        (xix) Review the Company's policies and procedures for regular review of the expense accounts of the senior management of the Company.

5.
Meetings.

        The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

6.
Limitations of Audit Committee's Roles

        While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

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Appendix A MAGNETEK, INC. AUDIT COMMITTEE CHARTER (Restated as of January 29, 2003)